Prospectus supplement To the prospectus dated April 15, 2016	Registration Statement Nos. 333-209682 and 333-209682-01 Dated April 15, 2016 Rule 424(b)(2)
JPMorgan Chase & Co. Global Medium-Term Notes, Series E Global Warrants, Series E Global Units, Series E

JPMorgan Chase Financial Company LLC

Global Medium-Term Notes, Series A,
fully and unconditionally guaranteed by JPMorgan Chase & Co.

Global Warrants, Series A,
fully and unconditionally guaranteed by JPMorgan Chase & Co.

We, JPMorgan Chase & Co., may from time to time offer and sell global medium-term notes, global warrants and global units. Our subsidiary, JPMorgan Chase Financial Company LLC, which we refer to as “JPMorgan Financial,” may from time to time offer and sell global medium-term notes and global warrants. We will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any debt securities or warrants JPMorgan Financial issues. We and JPMorgan Financial describe the terms that will generally apply to the securities in this prospectus supplement and the attached prospectus. We or JPMorgan Financial, as the case may be, will describe the terms that apply to specific issuances of notes, warrants or units that we or JPMorgan Financial, as the case may be, is offering in a separate term sheet, pricing supplement, product supplement, underlying supplement and/or other offering document or supplement, as the case may be. We refer to such term sheets, pricing supplements, product supplements, underlying supplements and/or other documents or supplements used to sell the securities as pricing supplements.

The terms that apply to particular notes will be specified in the applicable pricing supplement. Payments on the notes we or JPMorgan Financial issues, as the case may be, may be linked to one or more interest rates, swap rates, securities, commodities, currencies, currency units, composite currencies, options or futures contracts or any other rates, instruments, assets, market measures or other factors (including but not limited to the occurrence, non-occurrence or extent of an occurrence of any event or circumstance or any contingency associated with a financial, commercial or economic consequence) or any other measures of economic, market or financial risk or value, or one or more baskets, indices or other combinations of any of the foregoing.

The terms that apply to particular warrants will be specified in the applicable pricing supplement. The warrants we issue may be debt warrants, index warrants, currency warrants, interest rate warrants or universal warrants. Each warrant we issue will provide for a cash payment determined by reference to, or will entitle or require you to purchase or sell (1) securities issued by us, JPMorgan Financial or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, (2) currencies or (3) commodities. Payments on the warrants JPMorgan Financial issues will be made in cash and may be linked to one or more interest rates, swap rates, securities, commodities, currencies, currency units, composite currencies, options or futures contracts or any other rates, instruments, assets, market measures or other factors (including but not limited to the occurrence, non-occurrence or extent of an occurrence of any event or circumstance or any contingency associated with a financial, commercial or economic consequence) or any other measures of economic, market or financial risk or value, or one or more baskets, indices or other combinations of any of the foregoing.

The terms that apply to particular units will be specified in the applicable pricing supplement. The units we issue may include any combination of our notes or warrants.

The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “Foreign Currency Risks” beginning on page S-2 of this prospectus supplement and other risks discussed in the applicable pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of any pricing supplement, this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Our and JPMorgan Financial’s affiliates, including J.P. Morgan Securities LLC, may use this prospectus supplement and the attached prospectus in connection with offers and sales of securities offered hereby in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

J.P. Morgan Securities LLC has agreed to use reasonable efforts to solicit offers to purchase the securities as our selling agent to the extent it is named in the applicable pricing supplement. Certain other selling agents may also be used to solicit such offers on a reasonable efforts basis. The agents may also purchase the securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices or at other prices, as the agents determine.

April 15, 2016

Table of Contents

Page

Prospectus Supplement

About This Prospectus Supplement	S-1
Foreign Currency Risks	S-2
Description of Notes of JPMorgan Chase & Co.	S-4
Description of Warrants of JPMorgan Chase & Co.	S-10
Description of Units of JPMorgan Chase & Co.	S-13
Description of Notes of JPMorgan Chase Financial Company LLC	S-16
Description of Warrants of JPMorgan Chase Financial Company LLC	S-22
United States Federal Taxation	S-27
Plan of Distribution (Conflicts of Interest)	S-28

Prospectus
Where You Can Find More Information	1
JPMorgan Chase & Co.	2
JPMorgan Chase Financial Company LLC	2
Consolidated Ratios of Earnings to Fixed Charges	3
Use of Proceeds	3
Important Factors That May Affect Future Results	4
Description of Debt Securities of JPMorgan Chase & Co.	6
Description of Warrants of JPMorgan Chase & Co.	12
Description of Units of JPMorgan Chase & Co.	15
Description of Purchase Contracts of JPMorgan Chase & Co.	17
Description of Debt Securities of JPMorgan Chase Financial Company LLC	19
Description of Warrants of JPMorgan Chase Financial Company LLC	27
Forms of Securities	33
Plan of Distribution (Conflicts of Interest)	37
Independent Registered Public Accounting Firm	40
Legal Matters	40
Benefit Plan Investor Considerations	40

We and JPMorgan Financial have not authorized anyone to provide any information other than that contained or incorporated by reference in any applicable pricing supplement, this prospectus supplement or the prospectus with respect to the securities offered or with respect to us or JPMorgan Financial. We and JPMorgan Financial take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in each of the pricing supplement, this prospectus supplement and the prospectus may be accurate only as of the date of that document.

The securities are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. We and JPMorgan Financial are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.

In this prospectus supplement, “we,” “us” and “our” refer to JPMorgan Chase & Co. and not to any of its subsidiaries, unless the context requires otherwise or as otherwise indicated. We use “JPMorgan Financial” to refer to JPMorgan Chase Financial Company LLC, our wholly owned subsidiary.

Unless otherwise specified in the applicable pricing supplement, references in this prospectus supplement to the Depositary are to The Depository Trust Company, New York, which we refer to as DTC, Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, S.A., Luxembourg, which we refer to as Clearstream, as applicable.

References in this prospectus supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America, all references to “British pounds sterling” and “₤” are to the currency of the United Kingdom, all references to “Japanese yen” and “¥” are to the currency of Japan and all references

i

to “European Union euro” and “€” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

ii

About This Prospectus Supplement

We may offer and sell from time to time medium-term notes, warrants and units as described under “Description of Notes of JPMorgan Chase & Co.,” “Description of Warrants of JPMorgan Chase & Co.” and “Description of Units of JPMorgan Chase & Co.” in this prospectus supplement. We will sell the notes, warrants and units primarily in the United States, but we may also sell them outside the United States, or both in and outside the United States simultaneously. We refer to our notes, warrants and units offered under this prospectus supplement as our “Series E medium-term notes,” “Series E warrants” and “Series E units,” respectively. We refer to the offering of the Series E medium-term notes, Series E warrants and Series E units as our “Series E Program.”

JPMorgan Financial may offer and sell from time to time medium-term notes and warrants described under “Description of Notes of JPMorgan Chase Financial Company LLC” and “Description of Warrants of JPMorgan Chase Financial Company LLC” in this prospectus supplement. We will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any notes or warrants JPMorgan Financial issues. JPMorgan Financial will sell the notes and warrants primarily in the United States, but it may also sell them outside the United States, or both in and outside the United States simultaneously. We refer to JPMorgan Financial’s notes and warrants offered under this prospectus supplement as JPMorgan Financial’s “Series A medium-term notes” and “Series A warrants,” respectively. We refer to the offering of the Series A medium-term notes and Series A warrants as JPMorgan Financial’s “Series A Program.”

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Foreign Currency Risks

You should consult your financial and legal advisors as to any specific risks associated with an investment in securities that are denominated or payable in, or the payment of which is linked to the value of, one or more foreign currencies. These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We and JPMorgan Financial disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase or holding of, or the receipt of payments on, the securities. These persons should consult their own legal and financial advisers concerning these matters.

Exchange Rates and Exchange Controls May Affect the Securities’ Value or Return

General Exchange Rate and Exchange Control Risks. An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, any currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and any relevant foreign currency and the possibility of the imposition or modification of exchange controls by either the United States or any foreign government. These risks generally depend on economic and political events over which we and JPMorgan Financial have no control, as well as the supply and demand for the relevant currencies.

Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the payout of the security and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a security with payments linked to the performance of currencies, changes in exchange rates relating to any of the relevant currencies could result in a decrease in the payout of the security and in your loss of all or a substantial portion of the value of that security.

There May Be Specific Exchange Rate Risks Applicable to Warrants. Fluctuations in the rates of exchange between the U.S. dollar and any other currency (i) in which the exercise price of a warrant is payable, (ii) in which the value of the property underlying a warrant is quoted or (iii) to be purchased or sold by exercise of a warrant or in the rates of exchange among any of these currencies may change the value of a warrant or a unit that includes a warrant. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant were such that the warrant appeared to be “in the money.”

We and JPMorgan Financial Have No Control Over Exchange Rates. A foreign exchange rate can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government or left to float freely. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and may cause currency exchange rates to fluctuate more than would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (i) securities denominated or payable in currencies other than U.S. dollars, (ii) securities with payments linked to the performance currencies, (iii) warrants where the exercise price is

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denominated in a foreign currency or where the value of the property underlying the warrants is quoted in a foreign currency and (iv) warrants to purchase or sell foreign currency.

We and JPMorgan Financial will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security that is not denominated in U.S. dollars would not be available when payments on that security are due.

Alternative Payment Method Used if Payment Currency Becomes Unavailable. Unless otherwise specified in the applicable pricing supplement, if a payment currency is unavailable, we or JPMorgan Financial, as the case may be, would make required payments in U.S. dollars on the basis of the market exchange rate, which might be an extremely unfavorable rate at the time of any such unavailability. However, if the applicable payment currency for any security is not available because the European Union euro has been substituted for that currency, we or JPMorgan Financial, as the case may be, would, unless otherwise specified in the applicable pricing supplement, make the payments in European Union euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Notes of JPMorgan Chase & Co. — Interest and Principal Payments” and “Description of Notes of JPMorgan Chase Financial Company LLC — Interest and Principal Payments” below.

We or JPMorgan Financial Will Provide Currency Exchange Information in Pricing Supplements. The applicable pricing supplement will include information regarding historical exchange rate information for any security denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for informational purposes. You should not assume that any historical information concerning currency exchange rates will be indicative of the range of, or trends in fluctuations in, currency exchange rates that may occur in the future.

Currency Conversions May Affect Payments on Some Securities

The applicable pricing supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the applicable pricing supplement will convert the currencies. You will bear the costs of such currency conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

The securities will be governed by, and construed in accordance with, the laws of the State of New York. A judgment for money in an action based on securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency in which a particular security is payable into U.S. dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the securities were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Additional risks specific to particular securities issued under our Series E Program and JPMorgan Financial’s Series A Program will be detailed in the applicable pricing supplement.

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Description of Notes of JPMorgan Chase & Co.

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities of JPMorgan Chase & Co.” in the prospectus. This section supplements that description. The pricing supplement will describe the terms that apply to specific issuances of notes and may modify or replace any of the information in this section and in “Description of Debt Securities of JPMorgan Chase & Co.” in the prospectus. If a note is offered as part of a unit, investors should also review the information in “Description of Units of JPMorgan Chase & Co.” in the prospectus and in this prospectus supplement.

In this “Description of Notes of JPMorgan Chase & Co.” section, all references to “notes” refer only to Series E medium-term notes issued by JPMorgan Chase & Co. and not to any notes issued by JPMorgan Financial.

General Terms of Notes

We may issue notes under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as trustee (as has been and as may be further supplemented from time to time, for purposes of this section, the “Indenture”). The Series E medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we have issued in the past or that we issue in the future under the Indenture that we designate as being part of that series. We may create and issue additional notes with the same terms as previous issuances of Series E medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes. We have no obligation to take your interests into account when deciding whether to issue additional notes. We are under no obligation to issue any additional notes in any series at any time.

Outstanding Indebtedness of the Company. The Indenture does not limit the amount of additional indebtedness that we may incur. As of December 31, 2015, we had approximately $10.6 billion aggregate principal amount of Series E medium-term notes outstanding. We have authorized the issuance of securities under the registration statement to which this prospectus supplement relates, including Series E medium-term notes, with an aggregate initial public offering price not to exceed $20 billion, to be issued on or after February 19, 2016. Those securities with an aggregate initial public offering price of $19.62 billion remain authorized and unissued as of March 31, 2016. We may increase the amount authorized for issuance, from time to time, by resolutions duly authorized by our Borrowings Committee.

Terms to Be Specified in One or More Pricing Supplements. A pricing supplement will specify the following terms of any issuance of our Series E medium-term notes to the extent applicable:

•	the specific designation of the notes;

•	the issue price (price to public);

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date;

•	whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

•	for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	for floating rate notes, any or all of the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

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•	whether the notes may be redeemed, in whole or in part, at our option or repurchased at your option, prior to the stated maturity date, and the terms of any redemption or repurchase;

•	whether the notes are linked to one or more interest rates, swap rates, securities, commodities, currencies, currency units, composite currencies, options or futures contracts or any other rates, instruments, assets, market measures or other factors (including but not limited to the occurrence, non-occurrence or extent of an occurrence of any event or circumstance or any contingency associated with a financial, commercial or economic consequence) or any other measures of economic, market or financial risk or value, or one or more baskets, indices or other combinations of any of the foregoing;

•	the terms on which holders of the notes may convert or exchange them into, or for, stock or other securities of entities affiliated or not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

•	if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

•	whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those notes rather than pay the additional amounts;

•	whether the notes will be listed on any stock exchange;

•	whether the notes will be issued in book-entry or definitive form;

•	if the notes are denominated in U.S. dollars and issued in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream as well as through DTC (each as defined below); and

•	any other terms on which we will issue the notes.

Definitions. We have defined some of the terms that we use frequently in this section below:

A “business day” means, unless otherwise specified in the relevant pricing supplement, any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (i) for notes denominated in U.S. dollars, in the City of New York or (ii) for notes denominated in a specified currency other than U.S. dollars or European Union euros, in the principal financial center of the country of the specified currency, or (b) for notes denominated in European Union euros, that is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET2”) is open.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

The “record date” for any interest payment date is the close of the business day prior to that interest payment date, unless another date is specified in the applicable pricing supplement.

Forms of Notes

We will issue notes only in fully registered form, either as book-entry notes or as definitive notes. We may issue the notes either alone or as part of a unit. References to “holders” mean those who own notes registered in their own names, on the books that we or the paying agent maintains for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

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Book-Entry Notes. For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities,” you may not exchange book-entry notes or interests in book-entry notes for definitive notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its common depositary or nominee. These certificates name the Depositary or its common depositary or nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth in the prospectus under “Forms of Securities — Book-Entry System.”

Definitive Notes. If we issue notes in definitive form, the certificate will name the investor or the investor’s nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange definitive notes for book-entry notes or interests in book-entry notes.

Denominations. We will issue the notes:

•	for U.S. dollar-denominated notes, unless otherwise specified in the applicable pricing supplement, in minimum denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

•	for notes denominated in a specified currency other than U.S. dollars, unless otherwise specified in the applicable pricing supplement, in minimum denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under “— Interest and Principal Payments — Unavailability of Foreign Currency” below, on the business day immediately preceding the date of issuance.

Interest and Principal Payments

Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at The Bank of New York Mellon, acting through its corporate trust office at 101 Barclay Street, New York, New York 10286 and, for notes settled by a foreign clearing agency (such as Euroclear or Clearstream), The Bank of New York Mellon, London Branch, acting through its corporate trust office at 1 Canada Square, Canary Wharf, London E14 5AB, United Kingdom, as our current agent for the payment, transfer and exchange of the notes. We refer to The Bank of New York Mellon and The Bank of New York Mellon, London Branch, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities” in the prospectus.

We will not be required to:

•	register the transfer or exchange of any note if the holder has exercised the holder’s right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

•	register the transfer or exchange of notes to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

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•	register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in European Union euros, will be made by credit or transfer to a European Union euro account specified by the payee in a country for which the European Union euro is the lawful currency.

Recipients of Payments. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date, except if and to the extent we will default in the payment of the interest due on that interest payment date. The defaulted interest will be paid to the person in whose name the outstanding note is registered at the close of business on a subsequent record date (which will be not less than ten business days prior to the date of payment of such defaulted interest) established by notice given by mail or on behalf of the Issuer to the holders of registered securities. Upon maturity, redemption or repurchase, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repurchase, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is not at least one business day before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Definitive Notes. Except as indicated below for payments of interest at maturity, redemption or repurchase, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the note register; or

•	for a holder of at least $10,000,000 in aggregate principal amount of definitive notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repurchase on a note will be made in immediately available funds against presentation and surrender of the note.

Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency when DTC is the Depositary. When DTC is the applicable Depositary, book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those

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cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

•	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in European Union euros, the account must be a European Union euro account in a country for which the European Union euro is the lawful currency.

•	The participant must notify the Depositary of the beneficial owner’s election on or prior to the twelfth business day prior to the interest payment date, the maturity date or any redemption or repurchase date, for payment of interest, principal or premium.

•	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the tenth business day prior to the interest payment date, the maturity date or any redemption or repurchase date, for payment of interest, principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

Payment Procedures for Definitive Notes Denominated in a Foreign Currency. For definitive notes payable in a specified currency other than U.S. dollars, the notes will provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent at least ten business days prior to the interest payment date, the maturity date or any redemption or repurchase date, for payments of interest or principal.

To revoke this election for all or a portion of the payments on the definitive notes, the holder must send written notice to the paying agent at least ten calendar days prior to the interest payment date, the maturity date or any redemption or repurchase date, for payments of interest or principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the definitive notes:

•	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in European Union euros, in a country for which the European Union euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

•	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the definitive notes, any premium and interest, if any, due at maturity, or on any redemption or repurchase date, upon surrender of the definitive notes at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent identified in the applicable pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

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•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the “market exchange rate.” The market exchange rate will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, for purposes of determining the minimum denominations, on the business day immediately preceding the date of issuance) from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the European Union euro. If the European Union euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in European Union euros instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in European Union euros as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Limitations on Interest Rate. In the case of any notes that do not bear interest at a fixed rate, any return on the notes that may be deemed to be interest will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York usury law, the maximum permissible rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% per annum on a simple interest basis and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Open Market Purchases

We or an affiliate of ours may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the paying agent for cancellation.

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Description of Warrants of JPMorgan Chase & Co.

Investors should carefully read the general terms and provisions of our warrants in “Description of Warrants of JPMorgan Chase & Co.” in the prospectus. This section supplements that description. The pricing supplement will describe the terms that apply to specific issuances of warrants and may modify or replace any of the information in this section and in “Description of Warrants of JPMorgan Chase & Co.” in the prospectus. If a warrant is offered as part of a unit, investors should also review the information in “Description of Units of JPMorgan Chase & Co.” in the prospectus and in this prospectus supplement.

In this “Description of Warrants of JPMorgan Chase & Co.” section, all references to “warrants” refer only to Series E warrants issued by JPMorgan Chase & Co. and not to any warrants issued by JPMorgan Financial.

The following terms used in this section are defined or described in the indicated sections of the accompanying prospectus:

•	warrant (“Description of Warrants of JPMorgan Chase & Co. — Offered Warrants”)

•	warrant agent (“Description of Warrants of JPMorgan Chase & Co. — Significant Provisions of the Warrant Agreements”)

•	warrant property (“Description of Warrants of JPMorgan Chase & Co. — Offered Warrants”)

Warrants will provide for a cash payment determined by reference to, or entitle or require you to purchase from us or sell to us:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

General Terms of Warrants. The applicable pricing supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in definitive or global form, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•	the price at which warrants may be exercised;

•	the right to receive the cash settlement value of the warrant upon exercise;

•	any applicable United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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•	whether the warrants are to be sold separately or with other securities or property as part of units; and

•	any other terms of the warrants.

Additional Terms of Debt Warrants. The applicable pricing supplement will contain, where applicable, the following terms of, and other terms and information relating to, any debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

Additional Terms of Index and Currency Warrants. The applicable pricing supplement will contain, where applicable, the following terms of and other terms and information relating to any index and currency warrants:

•	the exercise price, if any;

•	the currency or currency unit in which the exercise price, if any, and the cash settlement value of such warrants is payable;

•	the index or indices for any index warrants, which index or indices may be based on one or more U.S. or foreign stocks, bonds or other securities, one or more currencies or currency units or any combination of the foregoing, and may be a preexisting U.S. or foreign index or an index based on one or more securities or currencies selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities or currencies (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities or currencies);

•	for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

•	for index warrants, any provisions permitting a holder to condition any exercise notice on the absence of certain specified changes in the Spot Value or the Base Value or Spot Amount (as defined in the applicable pricing supplement) after the exercise date;

•	the base currency and the reference currency for any currency warrants;

•	whether such warrants shall be put warrants, call warrants or otherwise;

•	the formula for determining the cash settlement value of each warrant;

•	the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

•	the effect or effects, if any, of the occurrence of an Exercise Limitation Event or Extraordinary Event (as defined in the applicable pricing supplement) and the circumstances that constitute such events;

•	any minimum number of warrants that must be exercised at any one time, other than upon automatic exercise;

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•	the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

•	any provisions for the automatic exercise of such warrants other than at expiration;

•	whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

•	any other procedures and conditions relating to the exercise of such warrants.

Additional Terms of Universal Warrants. The applicable pricing supplement will contain, where applicable, the following terms of and other terms and information relating to any universal warrants:

•	whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

•	the price at which the currency with which the underlying securities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

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Description of Units of JPMorgan Chase & Co.

Investors should carefully read the general terms and provisions of our units in “Description of Units of JPMorgan Chase & Co.” in the prospectus. This section supplements that description. The pricing supplement will describe the terms that apply to specific issuances of units and may modify or replace any of the information in this section and in “Description of Units of JPMorgan Chase & Co.” in the prospectus. If a Series E medium-term note is offered as part of a unit, investors should also review the information in “Description of Debt Securities of JPMorgan Chase & Co.” in the prospectus and in “Description of Notes of JPMorgan Chase & Co.” in this prospectus supplement. If a Series E warrant is offered as part of a unit, investors should also review the information in “Description of Warrants of JPMorgan Chase & Co.” in both the prospectus and this prospectus supplement.

The following terms used in this section are defined or described in the indicated sections of the accompanying prospectus:

•	Unit Agreement (“Description of Units of JPMorgan Chase & Co.”)

•	warrant (“Description of Warrants of JPMorgan Chase & Co. — Offered Warrants”)

•	warrant agent (“Description of Warrants of JPMorgan Chase & Co. — Significant Provisions of the Warrant Agreements”)

•	warrant property (“Description of Warrants of JPMorgan Chase & Co. — Offered Warrants”)

Further Information on Units

Terms Specified in Pricing Supplement. We may issue from time to time units that may include one or more notes or warrants.

The applicable pricing supplement will describe:

•	the designation and the terms of the units and of the notes or warrants or any combination of notes or warrants included in those units, including whether and under what circumstances those notes or warrants may be separately traded;

•	any additional terms of the Unit Agreement; and

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes or warrants constituting those units.

Units will be issued only in fully registered form, in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

Payments, Exchanges and Transfers on Units and Securities Comprised by Units. At the office of the unit agent in the Borough of Manhattan, the City of New York, maintained by us for that purpose, the holder may:

•	present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or any other amounts due;

•	register the transfer of the units; and

•	exchange the units, except that book-entry units will be exchangeable only in the manner and to the extent set forth under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities” in the prospectus.

The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

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Although we anticipate making payments of principal, premium, if any, and interest, if any, on most units in U.S. dollars, some units may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on units that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in European Union euros will be made by credit or transfer to a European Union euro account specified by the payee in a country for which the European Union euro is the lawful currency.

Form of Units

The units will be issued in the form corresponding to the form of the notes comprised by the units and each other security comprised by a unit will be in the corresponding form. Units will be issued in denominations of a single unit and any integral multiple of a single unit, with face amounts as indicated in the applicable pricing supplement, generally corresponding to the principal amount of the notes comprised by the units. See “Description of Notes of JPMorgan Chase & Co. — Forms of Notes” above.

Exchanging Units. Registered units will be exchangeable for registered units in other authorized denominations, in an equal aggregate principal amount. Registered units may be presented for registration of transfer or exchange at the offices of the unit agent or at the offices of any other agent designated by us for that purpose. No service charge will be made for any registration of transfer or exchange of units, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

Book-Entry System. For each issuance of units in book-entry form, we will issue a single registered global unit representing the entire issue of units. Each registered global unit representing book-entry units, and each global security included in that unit, will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or its nominee. You may not exchange definitive units for book-entry units or interests in book-entry units. In addition, except as described in the prospectus under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities,” you may not exchange book-entry units or interests in book-entry units for definitive units.

Special Requirements for Exercise of Rights for Global Units. If a book-entry unit represented by a registered global unit:

•	includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property;

•	includes any note that entitles the holder to redeem, accelerate or take any other action concerning that note; or

•	otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the Depositary or its nominee will be the only entity that can exercise those rights.

In order to ensure that the Depositary or its nominee will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Depositary of its desire to exercise that right in accordance with the then-applicable operating procedures of the Depositary. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

A further description of the Depositary’s procedures for registered global securities representing book-entry securities, including registered global units and the other registered global securities included

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in the registered global units, is set forth in the prospectus under “Forms of Securities — Book-Entry System.”

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Description of Notes of JPMorgan Chase Financial Company LLC

Investors should carefully read the general terms and provisions of JPMorgan Financial’s debt securities in “Description of Debt Securities of JPMorgan Chase Financial Company LLC” in the prospectus. This section supplements that description. The pricing supplement will describe the terms that apply to specific issuances of notes and may modify or replace any of the information in this section and in “Description of Debt Securities of JPMorgan Chase Financial Company LLC” in the prospectus.

In this “Description of Notes of JPMorgan Chase Financial Company LLC” section, all references to “notes” refer only to Series A medium-term notes issued by JPMorgan Financial and not to any notes issued by JPMorgan Chase & Co.

General Terms of Notes

JPMorgan Financial may issue notes under an Indenture dated February 19, 2016, among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as may be supplemented from time to time, for purposes of this section, the “Indenture”). The Series A medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes that JPMorgan Financial issues in the future under the Indenture that JPMorgan Financial designates as being part of that series. JPMorgan Financial may create and issue additional notes with the same terms as previous issuances of Series A medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes. JPMorgan Financial has no obligation to take your interests into account when deciding whether to issue additional notes. JPMorgan Financial is under no obligation to issue any additional notes in any series at any time.

Payments on the notes are fully and unconditionally guaranteed by JPMorgan Chase & Co.

Outstanding Indebtedness of the Company. The Indenture does not limit the amount of indebtedness that JPMorgan Financial may incur. JPMorgan Financial has authorized the issuance of securities under the registration statement to which this prospectus supplement relates, including Series A medium-term notes, with an aggregate initial public offering price not to exceed $20 billion, to be issued on or after February 9, 2016. As of the date of this prospectus supplement, JPMorgan Financial has not issued any Series A medium-term notes or any other securities under the registration statement to which this prospectus supplement relates. JPMorgan Financial may increase the amount authorized for issuance, from time to time, by resolutions duly authorized by its Borrowings Committee.

Terms to Be Specified in One or More Pricing Supplements. A pricing supplement will specify the following terms of any issuance of JPMorgan Financial’s Series A medium-term notes to the extent applicable:

•	the specific designation of the notes;

•	the issue price (price to public);

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date;

•	whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

•	for fixed rate notes, the rate per annum at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	for floating rate notes, any or all of the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the

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maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

•	whether the notes may be redeemed, in whole or in part, at JPMorgan Financial’s option or repurchased at your option, prior to the stated maturity date, and the terms of any redemption or repurchase;

•	whether the notes are linked to one or more interest rates, swap rates, securities, commodities, currencies, currency units, composite currencies, options or futures contracts or any other rates, instruments, assets, market measures or other factors (including but not limited to the occurrence, non-occurrence or extent of an occurrence of any event or circumstance or any contingency associated with a financial, commercial or economic consequence) or any other measures of economic, market or financial risk or value, or one or more baskets, indices or other combinations of any of the foregoing;

•	if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which JPMorgan Financial refers to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

•	whether and under what circumstances JPMorgan Financial will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether JPMorgan Financial will have the option to redeem those notes rather than pay the additional amounts;

•	whether the notes will be listed on any stock exchange;

•	whether the notes will be issued in book-entry or definitive form;

•	if the notes are denominated in U.S. dollars and issued in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream as well as through DTC (each as defined below); and

•	any other terms on which JPMorgan Financial will issue the notes.

Definitions. JPMorgan Financial has defined some of the terms that it uses frequently in this section below:

A “business day” means, unless otherwise specified in the relevant pricing supplement, any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (i) for notes denominated in U.S. dollars, in the City of New York or (ii) for notes denominated in a specified currency other than U.S. dollars or European Union euros, in the principal financial center of the country of the specified currency, or (b) for notes denominated in European Union euros, that is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET2”) is open.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

The “record date” for any interest payment date is the close of the business day prior to that interest payment date, unless another date is specified in the applicable pricing supplement.

Forms of Notes

JPMorgan Financial will issue notes only in fully registered form, either as book-entry notes or as definitive notes. References to “holders” mean those who own notes registered in their own names, on the books that JPMorgan Financial or the paying agent maintains for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

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Book-Entry Notes. For notes in book-entry form, JPMorgan Financial will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities,” you may not exchange book-entry notes or interests in book-entry notes for definitive notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its common depositary or nominee. These certificates name the Depositary or its common depositary or nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth in the prospectus under “Forms of Securities — Book-Entry System.”

Definitive Notes. If JPMorgan Financial issues notes in definitive form, the certificate will name the investor or the investor’s nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if JPMorgan Financial needs to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange definitive notes for book-entry notes or interests in book-entry notes.

Denominations. JPMorgan Financial will issue the notes:

•	for U.S. dollar-denominated notes, unless otherwise specified in the applicable pricing supplement, in minimum denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

•	for notes denominated in a specified currency other than U.S. dollars, unless otherwise specified in the applicable pricing supplement, in minimum denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under “— Interest and Principal Payments — Unavailability of Foreign Currency” below, on the business day immediately preceding the date of issuance.

Interest and Principal Payments

Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at The Bank of New York Mellon, acting through its corporate trust office at 101 Barclay Street, New York, New York 10286 and, for notes settled by a foreign clearing agency (such as Euroclear or Clearstream), The Bank of New York Mellon, London Branch, acting through its corporate trust office at 1 Canada Square, Canary Wharf, London E14 5AB, United Kingdom, as JPMorgan Financial’s current agent for the payment, transfer and exchange of the notes. JPMorgan Financial refers to The Bank of New York Mellon and The Bank of New York Mellon, London Branch, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities” in the prospectus.

JPMorgan Financial will not be required to:

•	register the transfer or exchange of any note if the holder has exercised the holder’s right, if any, to require JPMorgan Financial to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

•	register the transfer or exchange of notes to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

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•	register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

No service charge will be made for any registration or transfer or exchange of notes, but JPMorgan Financial may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

Although JPMorgan Financial anticipates making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, JPMorgan Financial will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in European Union euros, will be made by credit or transfer to a European Union euro account specified by the payee in a country for which the European Union euro is the lawful currency.

Recipients of Payments. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date, except if and to the extent JPMorgan Financial or JPMorgan Chase & Co., as the case may be, will default in the payment of the interest due on that interest payment date. The defaulted interest will be paid to the person in whose name the outstanding note is registered at the close of business on a subsequent record date (which will be not less than ten business days prior to the date of payment of such defaulted interest) established by notice given by mail or on behalf of the Issuer to the holders of registered securities. Upon maturity, redemption or repurchase, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repurchase, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is not at least one business day before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. JPMorgan Financial expects that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. JPMorgan Financial also expects that payments by the Depositary’s participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Definitive Notes. Except as indicated below for payments of interest at maturity, redemption or repurchase, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the note register; or

•	for a holder of at least $10,000,000 in aggregate principal amount of definitive notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repurchase on a note will be made in immediately available funds against presentation and surrender of the note.

Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency when DTC is the Depositary. When DTC is the applicable Depositary, book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those

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cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

•	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in European Union euros, the account must be a European Union euro account in a country for which the European Union euro is the lawful currency.

•	The participant must notify the Depositary of the beneficial owner’s election on or prior to the twelfth business day prior to the interest payment date, the maturity date or any redemption or repurchase date, for payment of interest, principal or premium.

•	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the tenth business day prior to the interest payment date, the maturity date or any redemption or repurchase date, for payment of interest, principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

Payment Procedures for Definitive Notes Denominated in a Foreign Currency. For definitive notes payable in a specified currency other than U.S. dollars, the notes will provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent at least ten business days prior to the interest payment date, the maturity date or any redemption or repurchase date, for payments of interest or principal.

To revoke this election for all or a portion of the payments on the definitive notes, the holder must send written notice to the paying agent at least ten calendar days prior to the interest payment date, the maturity date or any redemption or repurchase date, for payments of interest or principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the definitive notes:

•	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in European Union euros, in a country for which the European Union euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

•	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the definitive notes, any premium and interest, if any, due at maturity, or on any redemption or repurchase date, upon surrender of the definitive notes at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent identified in the applicable pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

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•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

Unavailability of Foreign Currency. The relevant specified currency may not be available to JPMorgan Financial or JPMorgan Chase & Co., as the case may be, for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond JPMorgan Financial’s control or JPMorgan Chase & Co.’s control, as the case may be, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, JP Morgan Financial or JPMorgan Chase & Co., as the case may be, may satisfy its obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the “market exchange rate.” The market exchange rate will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, for purposes of determining the minimum denominations, on the business day immediately preceding the date of issuance) from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is JPMorgan Financial’s affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the European Union euro. If the European Union euro has been substituted for a specified currency, JPMorgan Financial or JPMorgan Chase & Co., as the case may be, may at its option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in European Union euros instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in European Union euros as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Limitations on Interest Rate. In the case of any notes that do not bear interest at a fixed rate, any return on the notes that may be deemed to be interest will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York usury law, the maximum permissible rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% per annum on a simple interest basis and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Open Market Purchases

JPMorgan Financial or an affiliate of JPMorgan Financial may purchase notes at any price in the open market or otherwise. Notes so purchased by JPMorgan Financial may, at its discretion, be held or resold or surrendered to the paying agent for cancellation.

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Description of Warrants of JPMorgan Chase Financial Company LLC

Investors should carefully read the general terms and provisions of JPMorgan Financial’s warrants in “Description of Warrants of JPMorgan Chase Financial Company LLC” in the prospectus. This section supplements that description. The pricing supplement will describe the terms that apply to specific issuances of warrants and may modify or replace any of the information in this section and in “Description of Warrants of JPMorgan Chase Financial Company LLC” in the prospectus.

In this “Description of Warrants of JPMorgan Chase Financial Company LLC” section, all references to “warrants” refer only to Series A warrants issued by JPMorgan Financial and not to any warrants issued by JPMorgan Chase & Co.

General Terms of Notes

JPMorgan Financial may issue warrants under a Warrant Indenture, substantially in the form of the Warrant Indenture filed as an exhibit to the registration statement to which this prospectus supplement relates, among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as may be supplemented from time to time, for purposes of this section, the “Warrant Indenture”). The Series A warrants issued under the Warrant Indenture will constitute a single series under the Warrant Indenture, together with any warrants that JPMorgan Financial issues in the future under the Warrant Indenture that JPMorgan Financial designates as being part of that series. JPMorgan Financial may create and issue additional warrants with the same terms as previous issuances of Series A warrants, so that the additional warrants will be considered as part of the same issuance as the earlier warrants. JPMorgan Financial has no obligation to take your interests into account when deciding whether to issue additional warrants. JPMorgan Financial is under no obligation to issue any additional warrants in any series at any time.

Payments on the warrants are fully and unconditionally guaranteed by JPMorgan Chase & Co.

Outstanding Indebtedness of the Company. The Warrant Indenture does not limit the amount of indebtedness that JPMorgan Financial may incur. JPMorgan Financial has authorized the issuance of securities under the registration statement to which this prospectus supplement relates, including Series A warrants, with an aggregate initial public offering price not to exceed $20 billion, to be issued on or after February 9, 2016. As of the date of this prospectus supplement, JPMorgan Financial has not issued any Series A warrants or any other securities under the registration statement to which this prospectus supplement relates. JPMorgan Financial may increase the amount authorized for issuance, from time to time, by resolutions duly authorized by its Borrowings Committee.

Terms to Be Specified in One or More Pricing Supplements. A pricing supplement will specify the following terms of any issuance of JPMorgan Financial’s Series A warrants to the extent applicable:

•	the specific designation of the warrants;

•	the issue price (price to public);

•	the aggregate number of warrants;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated expiration date and any terms related to any extension of the expiration date;

•	whether the warrants may be redeemed, in whole or in part, at JPMorgan Financial’s option or repurchased at your option, prior to the stated expiration date, and the terms of any redemption or repurchase;

•	the minimum number, if any, of warrants that you may exercise at any one time;

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•	the limit on the number of warrants that you individually and/or all holders may exercise on any one business day;

•	the events or circumstances, if any, that will cause the warrants to be deemed automatically exercised;

•	whether the warrants are linked to one or more securities, currencies, currency units, composite currencies or one or more baskets, indices or other combinations of any of the foregoing;

•	if any warrant is not denominated and payable in U.S. dollars, the currency or currencies in which any payment on the warrant will be paid, which JPMorgan Financial refers to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

•	whether and under what circumstances JPMorgan Financial will pay additional amounts on the warrants for any tax, assessment or governmental charge withheld or deducted and, if so, whether JPMorgan Financial will have the option to redeem those warrants rather than pay the additional amounts;

•	whether the warrants will be listed on any stock exchange;

•	whether the warrants will be issued in book-entry or definitive form;

•	if the warrants are denominated in U.S. dollars and issued in book-entry form, whether the warrants will be offered on a global basis to investors through Euroclear and Clearstream as well as through DTC (each as defined below); and

•	any other terms on which JPMorgan Financial will issue the warrants.

Definitions. JPMorgan Financial has defined a term that it uses frequently in this section below:

A “business day” means, unless otherwise specified in the relevant pricing supplement, any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (i) for warrants denominated in U.S. dollars, in the City of New York or (ii) for warrants denominated in a specified currency other than U.S. dollars or European Union euros, in the principal financial center of the country of the specified currency, or (b) for warrants denominated in European Union euros, that is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (“TARGET2”) is open.

Forms of Warrants

JPMorgan Financial will issue warrants only in fully registered form, either as book-entry warrants or as definitive warrants. References to “holders” mean those who own warrants registered in their own names, on the books that JPMorgan Financial or the paying agent maintains for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries.

Book-Entry Warrants. For warrants in book-entry form, JPMorgan Financial will issue one or more global certificates representing the entire issue of warrants. Except as set forth in the prospectus under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities,” you may not exchange book-entry warrants or interests in book-entry notes for definitive warrants.

Each global warrant certificate representing book-entry warrants will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its common depositary or nominee. These certificates name the Depositary or its common depositary or nominee as the owner of the warrants. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global warrants. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s

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procedures for global warrants representing book-entry warrants is set forth in the prospectus under “Forms of Securities — Book-Entry System.”

Definitive Warrants. If JPMorgan Financial issues warrants in definitive form, the certificate will name the investor or the investor’s nominee as the owner of the warrant. The person named in the warrant register will be considered the owner of the warrant for all purposes under the Warrant Indenture. For example, if JPMorgan Financial needs to ask the holders of the warrants to vote on a proposed amendment to the warrants, the person named in the warrant register will be asked to cast any vote regarding that warrant. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your warrant in our records and will be entitled to cast the vote regarding your warrant. You may not exchange definitive warrants for book-entry warrants or interests in book-entry warrants.

Payments of Money Due and Payable

Payments, Exchanges and Transfers. Holders may present warrants for payment of money due and payable on the warrants, register the transfer of the warrants and exchange the warrants at The Bank of New York Mellon, acting through its corporate trust office at 101 Barclay Street, New York, New York 10286 and, for notes settled by a foreign clearing agency (such as Euroclear or Clearstream), The Bank of New York Mellon, London Branch, acting through its corporate trust office at 1 Canada Square, Canary Wharf, London E14 5AB, United Kingdom, as JPMorgan Financial’s current agent for the payment, transfer and exchange of the warrants. JPMorgan Financial refers to The Bank of New York Mellon and The Bank of New York Mellon, London Branch, acting in this capacity, as the paying agent. However, holders of global warrants may transfer and exchange global warrants only in the manner and to the extent set forth under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities” in the prospectus.

JPMorgan Financial will not be required to:

•	register the transfer or exchange of any warrant if the holder has exercised the holder’s right, if any, to require JPMorgan Financial to repurchase the warrant, in whole or in part, except the portion of the warrant not required to be repurchased;

•	register the transfer or exchange of warrants to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any registered warrant selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered warrant being redeemed in part.

No service charge will be made for any registration or transfer or exchange of warrants, but JPMorgan Financial may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of warrants.

Although JPMorgan Financial anticipates making payments of money due and payable on most warrants in U.S. dollars, some warrants may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, JPMorgan Financial will pay money due and payable on warrants that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a warrant payable in European Union euros, will be made by credit or transfer to a European Union euro account specified by the payee in a country for which the European Union euro is the lawful currency.

Book-Entry Warrants. The paying agent will make payments of money due and payable on the warrants to the account of the Depositary, as holder of book-entry warrants, by wire transfer of immediately available funds. JPMorgan Financial expects that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry warrants as shown on the records of the Depositary. JPMorgan Financial also expects that payments by the Depositary’s participants to owners of beneficial interests in

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the book-entry warrants will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Definitive Warrants. Payments of money due and payable on warrants upon expiration, redemption or repurchase on a warrant will be made in immediately available funds against presentation and surrender of the warrant.

Payment Procedures for Book-Entry Warrants Denominated in a Foreign Currency when DTC is the Depositary. When DTC is the applicable Depositary, book-entry warrants payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those warrants may elect to receive all or a portion of the payments of any money due and payable on the warrants in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the warrants in U.S. dollars, unless the beneficial owner takes the following steps:

•	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry warrants of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a warrant payable in European Union euros, the account must be a European Union euro account in a country for which the European Union euro is the lawful currency.

•	The participant must notify the Depositary of the beneficial owner’s election on or prior to the twelfth business day prior to the expiration date or any redemption or repurchase date, for payment of any money due and payable on the warrants.

•	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the tenth business day prior to the expiration date or any redemption or repurchase date, for payment of any money due and payable on the warrants.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

Payment Procedures for Definitive Warrants Denominated in a Foreign Currency. For definitive warrants payable in a specified currency other than U.S. dollars, the warrants will provide that the holder may elect to receive all or a portion of the payments on those warrants in U.S. dollars. To do so, the holder must send a written request to the paying agent at least ten business days prior to the expiration date or any redemption or repurchase date, for payments of any money due and payable on the warrants.

To revoke this election for all or a portion of the payments on the definitive warrants, the holder must send written notice to the paying agent at least ten calendar days prior to the expiration date or any redemption or repurchase date, for payments of any money due and payable on the warrants.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay any money due and payable on the definitive warrants:

•	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a warrant payable in European Union euros, in a country for which the European Union euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

•	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the warrant register, if the holder has not provided wire instructions.

However, the paying agent will pay only the money due and payable on the warrants due at expiration, or on any redemption or repurchase date, upon surrender of the definitive warrants at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Warrants Denominated in a Foreign Currency. The exchange rate agent identified in the applicable pricing supplement will convert the

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specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry warrants that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of warrants; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of warrants will pay all currency exchange costs by deductions from the amounts payable on the warrants.

Unavailability of Foreign Currency. The relevant specified currency may not be available to JPMorgan Financial or JPMorgan Chase & Co., as the case may be, for making any payment on any warrant. This could occur due to the imposition of exchange controls or other circumstances beyond JPMorgan Financial’s control or JPMorgan Chase & Co.’s control, as the case may be, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, JP Morgan Financial or JPMorgan Chase & Co., as the case may be, may satisfy its obligations to holders of the warrants by making those payments on the date of payment in U.S. dollars on the basis of the “market exchange rate.” The market exchange rate will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of warrants; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is JPMorgan Financial’s affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the European Union euro. If the European Union euro has been substituted for a specified currency, JPMorgan Financial or JPMorgan Chase & Co., as the case may be, may at its option, or will, if required by applicable law, without the consent of the holders of the affected warrants, make any payment on any warrant denominated in the specified currency in European Union euros instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in European Union euros as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Open Market Purchases

JPMorgan Financial or an affiliate of JPMorgan Financial may purchase warrants at any price in the open market or otherwise. Warrants so purchased by JPMorgan Financial may, at its discretion, be held or resold or surrendered to the paying agent for cancellation.

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United States Federal Taxation

The treatment of the securities for U.S. federal income tax purposes will be specified in the relevant pricing supplement and will depend upon, among other things, the terms of the securities and the facts at the time of the issuance of the securities. In addition, we may seek an opinion from Davis Polk & Wardwell LLP or Sidley Austin llp, our special tax counsel, regarding the treatment of the securities and/or other tax issues, which opinion will be based upon the terms of the securities at the time of the relevant offering and current market conditions. Whether our special tax counsel expresses an opinion regarding the treatment of the securities or other issues will be indicated in the relevant pricing supplement.

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Plan of Distribution (Conflicts of Interest)

The securities are offered on a continuing basis through J.P. Morgan Securities LLC (“JPMS”), which we refer to as the “agent” to the extent it is named in the applicable pricing supplement. In addition, the securities may be offered through certain other agents to be named in the applicable pricing supplement. JPMS has agreed and any additional agents have agreed or will agree to use reasonable efforts to solicit offers to purchase the securities. We will have the sole right to accept offers to purchase our securities and may reject any offer in whole or in part, and JPMorgan Financial will have the sole right to accept offers to purchase its securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. We or JPMorgan Financial, as applicable, will pay an agent, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase that agent received, a commission as set forth in the applicable pricing supplement.

The securities may also be sold to an agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. That agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we or JPMorgan Financial, as applicable, will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us or JPMorgan Financial, as applicable. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

An agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. With respect to our securities, we and each agent have agreed or will agree to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. With respect to JPMorgan Financial’s securities, we and JPMorgan Financial on the one hand and each agent on the other hand have agreed or will agree to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We and JPMorgan Financial have also agreed or will agree to reimburse each agent for specified expenses.

We estimate that we will spend approximately $600,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

Unless otherwise provided in the applicable pricing supplement, we and JPMorgan Financial do not intend to apply for the listing of the securities on a national securities exchange, but we have been advised by JPMS that it intends to make a market in the securities or, if separable, any other securities included in units, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities or, if separable, any other securities included in units.

This prospectus supplement and the related prospectus may also be used by direct or indirect wholly owned subsidiaries of ours, including JPMS, in connection with offers and sales related to secondary market transactions in the securities. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Following the initial distribution of the securities, each agent may offer and sell those securities in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agents are not obligated to make a market in any of the securities or any other securities included in units and may discontinue any market-making activities at any time without notice.

Conflicts of Interest

JPMS has a "conflict of interest" within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates because we own, directly or indirectly, all of the outstanding equity

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securities of JPMS, because JPMS and JPMorgan Financial are under common control by us and because the net proceeds received from the sale of the securities will be used, in part, by JPMS or its affiliates in connection with hedging our or JPMorgan Financial’s obligations under the securities. The offer and sale of the securities by JPMS will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated underwriter, agent or dealer of ours or JPMorgan Financial’s may sell the securities to any of its discretionary accounts without the specific written approval of the customer.

Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of the securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we or JPMorgan Financial may offer any securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

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Prospectus

$21,352,065,500

JPMorgan Chase & Co.

Debt Securities

Warrants

Units

Purchase Contracts

Guarantees

JPMorgan Chase Financial Company LLC

Debt Securities

Warrants

We, JPMorgan Chase & Co., may from time to time offer and sell any of our securities listed above, in each case, in one or more series. Our subsidiary, JPMorgan Chase Financial Company LLC, which we refer to as “JPMorgan Financial,” also may from time to time offer and sell its securities listed above, in each case, in one or more series. We fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any debt securities or warrants JPMorgan Financial issues. Up to $21,352,065,500, or the equivalent thereof in any other currency, of these securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus.

You should read this prospectus and the applicable supplement or supplements to this prospectus carefully before you invest. Investing in these securities involves a number of risks. See the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, and any risk factors described in the applicable supplement or supplements to this prospectus, for a discussion of risks you should consider in connection with an investment in any of the securities offered under this prospectus.

These securities will not be listed on any securities exchange unless otherwise specified in one or more supplements to this prospectus.

The principal executive offices of JPMorgan Chase & Co. are located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000. The principal executive offices of JPMorgan Financial are located at 383 Madison Avenue, Floor 21, New York, New York 10179 and its telephone number is (212) 270-6000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any supplement. Any representation to the contrary is a criminal offense.

These securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

This prospectus is dated April 15, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we and JPMorgan Financial filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the relevant securities described in the prospectus in one or more offerings; and our subsidiary, JPMorgan Financial, may, from time to time, offer any combination of the relevant securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or JPMorgan Financial may offer. Each time we or JPMorgan Financial sell securities, we or JPMorgan Financial will provide one or more prospectus supplements, together with one or more pricing supplements, underlying supplements, product supplements and/or other types of offering documents or supplements (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.

Following the initial distribution of an offering of securities, J.P. Morgan Securities LLC and other affiliates of ours and, if applicable, other third-party broker dealers may offer and sell those securities in the course of their businesses as broker dealers. J.P. Morgan Securities LLC and other affiliates of ours and, if applicable, other third-party broker dealers may act as principal or agent in these transactions. This prospectus and the accompanying prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

We and JPMorgan Financial have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We and JPMorgan Financial take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JPMorgan Chase & Co. or JPMorgan Financial since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

In this prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co. and not to any of its subsidiaries, except where the context otherwise requires or as otherwise indicated. We use “JPMorgan Financial” to refer to JPMorgan Chase Financial Company LLC, our wholly owned subsidiary.

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Table of Contents

Page

Where You Can Find More Information	1
JPMorgan Chase & Co.	2
JPMorgan Chase Financial Company LLC	2
Consolidated Ratios of Earnings to Fixed Charges	3
Use of Proceeds	3
Important Factors That May Affect Future Results	4
Description of Debt Securities of JPMorgan Chase & Co.	6
Description of Warrants of JPMorgan Chase & Co.	12
Description of Units of JPMorgan Chase & Co.	15
Description of Purchase Contracts of JPMorgan Chase & Co.	17
Description of Debt Securities of JPMorgan Chase Financial Company LLC	19
Description of Warrants of JPMorgan Chase Financial Company LLC	27
Forms of Securities	33
Plan of Distribution (Conflicts of Interest)	37
Independent Registered Public Accounting Firm	40
Legal Matters	40
Benefit Plan Investor Considerations	40

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Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at http://www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-05805. Such documents, reports and information are also available on our website: http://www.jpmorgan.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we and JPMorgan Financial filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we and JPMorgan Financial are offering. Statements in this prospectus concerning any document we and JPMorgan Financial filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the offering of securities covered by this prospectus is completed, other than, in each case, those documents or the portions of those documents that are furnished and not filed:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2015; and

(b)	our Current Reports on Form 8-K filed on January 4, 2016, January 14, 2016, January 21, 2016, January 26, 2016 (two filings), February 12, 2016, March 1, 2016, March 18, 2016, March 23, 2016, April 4, 2016 and April 13, 2016.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request, at no cost to you, a copy of these documents by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 (Telephone: (212) 270-6000).

JPMorgan Chase & Co.

JPMorgan Chase & Co., which we refer to as “JPMorgan Chase,” “we” or “us,” is a leading global financial services firm and one of the largest banking institutions in the United States, with operations worldwide. JPMorgan Chase had $2.4 trillion in assets and $247.6 billion in total stockholders’ equity as of December 31, 2015. JPMorgan Chase is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, JPMorgan Chase serves millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients.

JPMorgan Chase is a financial holding company and was incorporated under Delaware law on October 28, 1968. JPMorgan Chase’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national bank with branches in 23 states, and Chase Bank USA, National Association, a national bank that is JPMorgan Chase’s credit card-issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities LLC, our U.S. investment banking firm. One of JPMorgan Chase’s principal operating subsidiaries in the United Kingdom is J.P. Morgan Securities plc, a subsidiary of JPMorgan Chase Bank, N.A.

The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York, New York 10017, U.S.A., and its telephone number is (212) 270-6000.

JPMorgan Chase Financial Company LLC

JPMorgan Financial is a Delaware limited liability company and a direct, wholly owned finance subsidiary of JPMorgan Chase, created for the purpose of providing JPMorgan Chase and/or its affiliates with financing for their operations by issuing securities designed to meet investor demand for products that reflect certain risk-return profiles and specific market exposure. Any securities issued by JPMorgan Financial will be fully and unconditionally guaranteed by JPMorgan Chase. JPMorgan Financial expects to lend the net proceeds from these offerings to JPMorgan Chase and/or its affiliates.

The principal executive office of JPMorgan Financial is located at 383 Madison Avenue, Floor 21, New York, New York 10179 and its telephone number is (212) 270-6000.

Consolidated Ratios of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the periods indicated are as follows:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Excluding Interest on Deposits	5.61	5.61	4.34	4.29	3.66
Including Interest on Deposits	4.89	4.72	3.67	3.54	2.94

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

Use of Proceeds

We will use the net proceeds we receive from the sale of our securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, in connection with hedging our obligations under the securities or for any other purpose described in the applicable prospectus supplement.

JPMorgan Financial intends to lend the net proceeds from the sale of its securities offered by this prospectus and the accompanying prospectus supplement to us and/or our affiliates. We expect that we and/or our affiliates will use the proceeds from these loans to provide additional funds for our and/or their operations and for other general corporate purposes.

Important Factors That May Affect Future Results

From time to time, we and JPMorgan Financial have made and will make forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our and JPMorgan Financial’s disclosures in this prospectus, any prospectus supplement and any documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents filed or furnished with the SEC. In addition, our senior management may make forward-looking statements orally to investors, analysts, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control. JPMorgan Chase’s actual future results may differ materially from those set forth in our forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ from those in the forward-looking statements:

•	local, regional and global business, economic and political conditions and geopolitical events;

•	changes in laws and regulatory requirements, including capital and liquidity requirements;

•	changes in trade, monetary and fiscal policies and laws;

•	securities and capital markets behavior, including changes in market liquidity and volatility;

•	changes in investor sentiment or consumer spending or savings behavior;

•	our ability to manage effectively our capital and liquidity, including approval of our capital plans by banking regulators;

•	changes in credit ratings assigned to us or our subsidiaries;

•	damage to our reputation;

•	our ability to deal effectively with an economic slowdown or other economic or market disruption;

•	technology changes instituted by us, our counterparties or competitors;

•	the success of our business simplification initiatives and the effectiveness of our control agenda;

•	our ability to develop new products and services, and the extent to which products or services previously sold by us (including but not limited to mortgages and asset-backed securities) require us to incur liabilities or absorb losses not contemplated at their initiation or origination;

•	our ability to address enhanced regulatory requirements affecting our businesses;

•	acceptance of our new and existing products and services by the marketplace and our ability to innovate and to increase market share;

•	our ability to attract and retain qualified employees;

•	our ability to control expense;

•	competitive pressures;

•	changes in the credit quality of our customers and counterparties;

•	adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting;

•	adverse judicial or regulatory proceedings;

•	changes in applicable accounting policies;

•	our ability to determine accurate values of certain assets and liabilities;

•	occurrence of natural or man-made disasters or calamities or conflicts and our ability to deal effectively with disruptions caused by the foregoing;

•	our ability to maintain the security of our financial, accounting, technology, data processing and other operating systems and facilities; and

•	our ability to effectively defend ourselves against cyberattacks and other attempts by unauthorized parties to access our or our customers’ information or to disrupt our systems.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of our periodic and current reports filed with the SEC and incorporated by reference in this prospectus. These factors include, for example, those discussed under the caption “Risk Factors” in our most recent annual and quarterly reports, to which reference is hereby made.

Any forward-looking statements made by or on behalf of us and JPMorgan Financial in this prospectus, any applicable prospectus supplement or in a document incorporated by reference in this prospectus speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. We and JPMorgan Financial do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. You should, however, consult any further disclosures of a forward-looking nature we may make in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Description of Debt Securities of JPMorgan Chase & Co.

General

In this “Description of Debt Securities of JPMorgan Chase & Co.” section, all references to “debt securities” refer only to debt securities issued by JPMorgan Chase & Co. and not to any debt securities issued by JPMorgan Chase Financial Company LLC.

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities.

The debt securities will be issued under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Debt Securities of JPMorgan Chase & Co.,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the debt securities issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities issued under it. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct, unsecured general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 2.03) We have previously established the Series E medium-term notes under the Indenture. As of December 31, 2015, we had approximately $10.6 billion aggregate principal amount of Series E medium-term notes outstanding under the Indenture. We have authorized the issuance of securities under the registration statement to which this prospectus relates, including Series E medium-term notes, with an aggregate initial public offering price not to exceed $20 billion, to be issued on or after February 19, 2016. Those securities with an aggregate initial public offering price of $19.62 billion remain authorized and unissued as of March 31, 2016.

The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue. We have no obligation to take your interests into account when deciding whether to issue additional debt securities. In addition, we are under no obligation to reopen any series of debt securities or to issue any additional debt securities.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that JPMorgan Chase & Co. may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors other than JPMorgan Chase & Co. include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities loaned or sold under repurchase agreements, commercial paper and other borrowed funds.

We may issue debt securities from time to time in one or more series. (Section 2.03) The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03) We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, interest rates, swap rates, securities or baskets of securities, commodity prices, indices, basket of indices, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. The debt securities may also be issued as original issue discount debt securities, which will bear no interest or bear interest at below market rates and will be sold at a discount to their stated principal amount. In addition, we may issue debt securities as part of units issued by us, as described in “— Description of Units” below. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the Indenture, if any, and the delivery of securities or baskets of securities under the terms of the debt securities.

The debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The prospectus supplement relating to a particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default and Waivers

An “Event of Default” with respect to a series of debt securities issued under the Indenture is defined in the Indenture as:

•	default for 30 days in the payment of interest on any debt securities of that series;

•	default in the payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

•	failure by us for 90 days to perform any other covenants or warranties contained in the Indenture applicable to that series after written notice has been given by the trustee to us or given by holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby to us and the trustee;

•	certain events of our bankruptcy, insolvency, winding up or liquidation, whether voluntary or involuntary; and

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

If a default in the payment of principal, interest or other amounts payable on the debt securities, or a failure in the performance of any covenant or agreement, or any other Event of Default provided in the applicable supplemental indentures to the Indenture or form of security, with respect to one or more (but in the case of a default in performance of a covenant or agreement, or in a manner provided in a supplemental indenture or form of security, less than all) series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, treated as one class, by written notice, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or in a manner provided in a supplemental indenture or form of security with respect to all series of debt securities, or due to specified events of our bankruptcy, insolvency, winding up or liquidation, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, by written notice, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. Subject to certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the debt securities of the applicable series to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any debt security of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate principal amount of the debt securities of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a debt security or coupon to receive payment of the principal of and interest on that debt security or coupon on or after its due date, or to institute suit for the enforcement of any such payment, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us to file annually with the trustee a written statement as to whether or not we have knowledge of a default. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture. The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities on the due date thereof (but not upon acceleration), rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we have paid the principal, interest and any other amounts payable under the debt securities of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all debt securities of such series; or

•	the debt securities of such series not delivered to the trustee or the applicable paying agent for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts, and any mandatory sinking fund payments, on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our demand accompanied by an officers’ certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than those obligations that survive as referred to under “— Discharge of Indenture” above, under any series of debt securities at any time, which we refer to as “defeasance.”

We may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9 of the Indenture, which contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an Event of Default. Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•	we irrevocably deposit with the trustee or the applicable paying agent cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	the beneficial owners will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred (in the case of a defeasance, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law); and

•	in the case of a covenant defeasance, no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing on the date of our deposit with the trustee of cash or U.S. government obligations, as applicable, or, with respect to certain Events of Default, at any time during the period ending on the 91st day after the date of such deposit; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any of our debt securities; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause any debt securities then listed on a national securities exchange to be delisted; and

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound. (Section 10.01)

Modification of the Indenture

The Indenture contains provisions permitting us and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	extend the final maturity date of the principal of, or of any interest on, or other amounts payable under any debt security;

•	reduce the principal amount of, rate of interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security or certain provisions of the Indenture applicable to debt securities in foreign currencies;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce any amount payable upon redemption of any debt security;

•	adversely affect the terms on which debt securities are convertible into or exchangeable or payable in other securities, instruments, contracts, currencies, commodities or other forms of property;

•	impair the right of a holder to institute suit for the payment of a debt security or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security; or

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section 8.02)

The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make other provisions that we deem necessary or desirable and that do not materially and adversely affect the interests of holders of the debt securities and for certain other purposes. (Section 8.01)

Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless:

•	either we are the continuing corporation or the successor corporation is a United States corporation which expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	we or the successor corporation will not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Section 9.01)

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of JPMorgan Chase & Co. or a highly leveraged transaction. The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of JPMorgan Chase & Co. or a sale or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

Our subsidiaries and we have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch. The Bank of New York Mellon and, for notes settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, registrars, authenticating agents and transfer agents for debt securities issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for other securities issued by us or JPMorgan Financial, including the debt securities issued under our Indenture, the debt securities issued under JPMorgan Financial’s indenture for debt securities, to which we are a guarantor, and the warrants issued under JPMorgan Financial’s warrant indenture, to which we are a guarantor. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Debt Securities in Foreign Currencies

Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount. This amount will be calculated as of a date that we specify to the paying agent or, if we fail to specify a date, on a date that the paying agent may determine. (Section 11.11)

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt security that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen. The mutilated debt security must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the debt security must be delivered to us, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the paying agent, the registrar and the trustee may be required before a replacement debt security will be issued. (Section 2.09)

Governing Law and Judgments

The debt securities and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.08) A judgment for money in an action based on debt securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency in which a particular debt security is payable into U.S. dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the debt securities and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Description of Warrants of JPMorgan Chase & Co.

Offered Warrants

In this “Description of Warrants of JPMorgan Chase & Co.” section, all references to “warrants” refer only to warrants issued by JPMorgan Chase & Co. and not to any warrants issued by JPMorgan Chase Financial Company LLC.

The warrants are options that are securities within the meaning of Section 2(a)(17) of the Securities Act of 1933, as amended.

We may issue warrants that are debt warrants, index warrants, currency warrants or universal warrants. We may offer any of these warrants separately or together with one or more other types of these warrants or purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

Index Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing, provided that any warrants that are based, in whole or in part, on one or more currency indices will be listed on a national securities exchange. We refer to this type of warrant as an “index warrant.”

Currency Warrants. We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the price or level (or relative price, level or exchange rate) of specified amounts of one or more currencies or currency units, provided that these warrants will be listed on a national securities exchange. We refer to this type of warrant as a “currency warrant.”

Universal Warrants. We may also issue warrants to purchase or sell securities issued by us or another entity, securities based on the performance of such entity, securities based on the performance of such entity but excluding the performance of a particular subsidiary or subsidiaries of such entity, a basket of securities, or any combination of the above.

We refer to the property in the above clauses as “warrant property.” We refer to this type of warrant as a “universal warrant.” We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or the cash value of the securities, as described in the applicable prospectus supplement.

The prospectus supplement relating to the warrants being offered will specify the particular terms of, and other information relating to, those warrants.

Significant Provisions of the Warrant Agreements

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summarizes the significant provisions of the warrant agreements and the warrants and is not intended to be comprehensive. Holders of the warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants. In addition, we will describe the specific terms that will apply to the warrants in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the warrants described in the following section.  If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Modifications without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity,

•	cure, correct or supplement any defective or inconsistent provision, or

•	amend the terms in any other manner which will not adversely affect the interests of the holders in any material respect.

Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not, without the consent of each affected warrantholder:

•	change the exercise price of the warrants;

•	reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the exercise rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

Merger, Consolidation, Sale or Other Disposition. If at any time there we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements. See “Description of Debt Securities — Consolidations, Mergers and Sales of Assets.”

Enforceability of Rights of Warrantholders. The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce its right, and may institute any proceeding, on its own behalf, to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. Prior to exercise, no holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property that may be purchased upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the Indenture or any other similar agreement.

Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request. See “Forms of Securities — Global Securities” for information regarding warrants in global form.

Replacement of Warrants. We will replace any mutilated certificate evidencing a definitive warrant at the expense of the holder upon surrender of that certificate to the warrant agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the warrant agent of evidence satisfactory to us and the warrant agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the warrant agent and to us may be required at the expense of the holder of the warrant evidenced by that certificate before a replacement will be issued.

New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Units of JPMorgan Chase & Co.

General

Units will consist of any combination of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or any other property (which we refer collectively as the “unit property”). The units or units property may impose obligations on the holder, which may be secured by other items of unit property or other assets or security. The applicable prospectus supplement will also describe:

•	the designation and the terms of the units and unit property may be traded separately or as other kinds of units;

•	whether holders of the units will be required to pledge any items to secure performance thereof, such as described in “— Description of Purchase Contracts of JPMorgan Chase & Co. —Purchase Contracts Issued as Part of Units — Pledge by Purchase Contract Holders to Secure Performance” below;

•	any additional terms of the applicable unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the unit property constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “— Description of Debt Securities of JPMorgan Chase & Co.,” “— Description of Warrants of JPMorgan Chase & Co.,” “— Description of Purchase Contracts of JPMorgan Chase & Co.,” and those described below, under “— Significant Provisions of the Unit Agreement” will apply to each unit and to any unit property consisting of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, as applicable, unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement for the units. The form of unit agreement is incorporated by reference as an exhibit to the registration statement. The following summarizes the significant provisions of the unit agreements and the units and is not intended to be comprehensive. Holders of the units should review the detailed provisions of the relevant unit agreement for a full description and for other information regarding the units. In addition, we will describe the specific terms that will apply to the units in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the units described in the following section.  If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Remedies. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce, and may institute any proceeding against us, on its own behalf, its rights under the unit agreement. However, the holders of units or interests in those units may only enforce their rights under the unit property underlying those units and the applicable purchase contract agreement in accordance with the terms of the Indenture, the applicable warrant agreement and the applicable purchase contract agreement.

Modification without Consent of Holders. We and the unit agent may amend or supplement the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision in the agreement; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the unit agreement. However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

•	materially and adversely affect the exercise rights of the affected holders, or

•	reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the unit agreement.

Modifications of any debt securities issued pursuant to the Indenture and included in units may only be made in accordance with the Indenture, as described under “— Description of Debt Securities of JPMorgan Chase & Co. — Modification of the Indenture” Modifications of any warrants included in units may only be made in accordance with the terms of the applicable warrant agreement as described under “— Description of Warrants of JPMorgan Chase & Co. — Significant Provisions of the Warrant Agreement.”

Merger, Consolidation, Sale or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation, or the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will assume due and punctual performance of all of our obligations under the unit agreement; and

•	immediately after the merger, consolidation, sale or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units evidenced by that certificate before a replacement will be issued.

Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered holder of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Purchase Contracts of JPMorgan Chase & Co.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more items of unit property for the purchase or sale of, or settlement in cash based on the value of:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies;

•	commodities; or

•	other property.

We refer to the property in the above clauses as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on a specified date or dates, the purchase contract property at a specified price or prices, or cash in lieu of such purchase contract property, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Parts of Units

Purchase contracts issued as parts of units will be governed by the terms and provisions of a unit agreement. See “— Description of Units of JPMorgan Chase & Co. — Significant Provisions of the Unit Agreement.” The accompanying prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract;

•	whether the purchase contracts will be issued in definitive or global form, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security, warrant or other security included in that unit; and

•	any applicable United States federal income tax consequences.

Holders of the purchase contracts should review the detailed provisions of the relevant unit agreement for a full description and for other information regarding the purchase contracts. In addition, we will describe the specific terms that will apply to the purchase contracts in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the purchase contracts described in the following section.  If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the “pledge,” to JPMorgan Chase Bank, National Association, in its capacity as collateral agent, for our benefit. Except as otherwise described in the applicable prospectus supplement, the pledge is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	all or any portion of the debt securities, debt obligations or other securities that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items”;

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two immediately preceding clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. Except as otherwise described in the applicable prospectus supplement, the collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. If the terms of the unit so provide, we will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent. If a holder fails to settle its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. The unit agent or JPMorgan Chase & Co. may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amount it holds in trust pending distribution.

Description of Debt Securities of JPMorgan Chase Financial Company LLC

General

In this “Description of Debt Securities of JPMorgan Chase Financial Company LLC” section, “we,” “us” or “our” refer only to JPMorgan Chase Financial Company LLC and not to any of its affiliates, including JPMorgan Chase & Co., references to the “Guarantor” refer only to JPMorgan Chase & Co. and not to any of its subsidiaries or affiliates, and all references to “debt securities” refer only to debt securities issued by JPMorgan Chase Financial Company LLC and not to any debt securities issued by JPMorgan Chase & Co.

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities.

The debt securities will be issued under an Indenture among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Debt Securities of JPMorgan Chase Financial Company LLC,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the debt securities and guarantees issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement.

These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities issued under it. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct, unsecured general obligations, the payment on which is fully and unconditionally guaranteed by the Guarantor, and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 2.03) We have authorized the issuance of securities under the registration statement to which this prospectus relates, including debt securities, with an aggregate initial public offering price not to exceed $20 billion, to be issued on or after February 9, 2016. As of the date of this prospectus, we have not issued any debt securities or any other securities under the registration statement to which this prospectus relates.

The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue. We have no obligation to take your interests into account when deciding whether to issue additional debt securities. In addition, we are under no obligation to reopen any series of debt securities or to issue any additional debt securities.

The Guarantor is a holding company and conducts substantially all of its operations through subsidiaries. As a result, claims of the holders of the debt securities against the Guarantor under the guarantee will generally have a junior position to claims of creditors of the Guarantor’s subsidiaries, except to the extent that the Guarantor may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of the Guarantor’s subsidiaries’ creditors other than the Guarantor include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities loaned or sold under repurchase agreements, commercial paper and other borrowed funds.

We may issue debt securities from time to time in one or more series. (Section 2.03) The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03) We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, interest rates, swap rates, securities or baskets of securities, commodity prices, indices, basket of indices, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. The debt securities may also be issued as original issue discount debt securities, which will bear no interest or bear interest at below market rates and will be sold at a discount to their stated principal amount. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, and other cash amounts payable under the Indenture, if any.

The debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The prospectus supplement relating to a particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the debt securities upon any event (including a change in control of us or the Guarantor) that might have an adverse effect on our or the Guarantor’s credit quality.

Events of Default and Waivers

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to a series of debt securities issued under the Indenture is defined in the Indenture as:

•	default for 30 days in the payment of interest on any debt securities of that series;

•	default in the payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

•	failure by us for 90 days to perform any other covenants or warranties applicable to us contained in the Indenture applicable to that series after written notice has been given by the trustee to us and the Guarantor or given by holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby to us, the Guarantor and the trustee;

•	certain events of our bankruptcy, insolvency, receivership, winding up or liquidation, whether voluntary or involuntary;

•	the guarantee ceases to be in full force and effect, other than in accordance with the Indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no Event of Default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in receivership, or the commencement of or certain other events of the Guarantor’s bankruptcy, insolvency, resolution, receivership, winding up or liquidation;

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

Unless otherwise specified in the applicable prospectus supplement, if an Event of Default occurs and is continuing because of a default in the payment of principal, interest or other amounts payable on the debt securities, a failure in the performance of any covenant or agreement applicable to us, the guarantee ceasing to be in full force and effect, or any other event of default provided in the applicable supplemental indentures to the Indenture or form of security, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, treated as one class, by written notice to us and the Guarantor, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. Unless otherwise specified in the applicable prospectus supplement, if a default due to specified events of our bankruptcy, insolvency, receivership, winding up or liquidation, occurs and is continuing, the principal of all outstanding debt securities and any interest accrued thereon will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable. Subject to certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

Events of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor will not constitute an Event of Default with respect to any series of debt securities. In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an Event of Default with respect to any series of debt securities. Therefore, events of bankruptcy, resolution, receivership, insolvency, winding up or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit any of the debt securities to be declared due and payable and the trustee is not authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor. Instead, even if an event of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor has occurred, the trustee and the holders of debt securities of a series will not be able to declare the relevant debt securities to be immediately due and payable unless there is an Event of Default with respect to that series as described above, such as our bankruptcy, insolvency, receivership, winding up or liquidation or a payment default by us or the Guarantor on the relevant debt securities. The value you receive on any series of debt securities may be significantly less than what you would have otherwise received had our debt securities been declared due and payable immediately or the trustee been authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the debt securities of the applicable series to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any debt security of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate principal amount of the debt securities of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a debt security or coupon to receive payment of the principal of and interest on that debt security or coupon on or after its due date, or to institute suit for the enforcement of any such payment, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us and the Guarantor to file annually with the trustee a written statement as to whether or not we or the Guarantor, as the case may be, have knowledge of a default. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture. The Indenture will cease to be of further effect with respect to debt securities of any series and the guarantee as it relates to debt securities of that series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities on the due date thereof (but not upon acceleration), rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we or the Guarantor have paid the principal, interest and any other amounts payable under the debt securities of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all debt securities of such series; or

•	the debt securities of such series not delivered to the trustee or the applicable paying agent for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts, and any mandatory sinking fund payments, on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our or the Guarantor’s demand, accompanied by an officers’ certificate of ours or the Guarantor’s, and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Securities at Any Time. We and the Guarantor may also discharge all of our and the Guarantor’s obligations, other than those obligations that survive as referred to under “—Discharge of Indenture” above, under any series of debt securities at any time, which we refer to as “defeasance.”

We and the Guarantor may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9 of the Indenture, which contains the covenant described below limiting consolidations, mergers and asset sales, and any other obligations described in a prospectus supplement, and elect not to comply with those provisions without creating an Event of Default. Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•	we or the Guarantor irrevocably deposits with the trustee or the applicable paying agent cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we or the Guarantor delivers to the trustee an opinion of counsel to the effect that:

•	the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	the beneficial owners will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred (in the case of a defeasance, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law); and

•	in the case of a covenant defeasance, no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing on the date of our deposit with the trustee of cash or U.S. government obligations, as applicable, or, with respect to certain Events of Default, at any time during the period ending on the 91st day after the date of such deposit; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any of our or the Guarantor’s debt securities; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause any debt securities then listed on a national securities exchange to be delisted; and

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we or the Guarantor is a party or by which we or the Guarantor are bound. (Section 10.01)

Modification of the Indenture

The Indenture contains provisions permitting us, the Guarantor and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	extend the final maturity date of the principal of, or of any interest on, or other amounts payable under any debt security;

•	reduce the principal amount of, rate of interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security or certain provisions of the Indenture applicable to debt securities in foreign currencies;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of a debt security or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification; or

•	make any change in the guarantee that would adversely affect the holders of the debt securities of such series or release the Guarantor from the guarantee other than pursuant to the terms of the Indenture. (Section 8.02)

The Indenture also permits us, the Guarantor and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our or the Guarantor’s merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our debt securities that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the debt securities and for certain other purposes. (Section 8.01)

Consolidations, Mergers, Sales and Transfers of Assets

Neither we nor the Guarantor may merge or consolidate with any other entity or sell, convey or transfer all or substantially all of their respective assets to any other entity, unless:

•	with respect to us:

•	either we are the continuing entity in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation (including an affiliate of the Guarantor) or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer, and

•	with respect to the Guarantor:

•	either the Guarantor is the continuing entity in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation that expressly assumes the full and unconditional guarantee of the full and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon the Guarantor, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer. (Sections 9.01 and 9.02)

Any transfer of material assets of the Guarantor to any other entity that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law will be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction involving us or the Guarantor, a change of control of us or the Guarantor or a highly leveraged transaction involving us or the Guarantor. The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or the Guarantor or a sale or conveyance of all or substantially all of our or the Guarantor’s assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

JPMorgan Chase & Co. Guarantee

The Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, interest on, and all other amounts payable under the debt securities when the same becomes due and payable, whether at maturity, upon redemption, repurchase at the option of the holders of the applicable debt securities or upon acceleration. If for any reason we do not make any required payment in respect of our debt securities when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the Indenture. The guarantee is of payment and not of collection. (Section 14.01)

The Guarantor’s obligations under the guarantee are unconditional and absolute. However, (1) the Guarantor will not be liable for any amount of payment that we are excused from making or any amount in excess of the amount actually due and owing by us, and (2) any defense or counterclaims available to us (except those resulting solely from, or on account of, our insolvency or our status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Guarantor to the same extent as these defense or counterclaims are available to us, whether or not asserted by us. (Section 14.02)

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

We, the Guarantor and certain of their affiliates have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch. The Bank of New York Mellon and, for notes settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, authenticating agents, registrars and transfer agents for debt securities issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for the debt securities issued under our Indenture, to which JPMorgan Chase & Co. acts as a guarantor, the warrants issued under our warrant indenture, to which JPMorgan Chase & Co. acts as a guarantor, and the debt securities issued under JPMorgan Chase & Co.’s indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Debt Securities in Foreign Currencies

Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine. (Section 11.11)

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt security that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen. The mutilated debt security must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the debt security must be delivered to us, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the Guarantor, the paying agent, the registrar and the trustee may be required before a replacement debt security will be issued. (Section 2.09)

Governing Law and Judgments

The debt securities and the Indenture, including the guarantee, will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.08) A judgment for money in an action based on debt securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency in which a particular debt security is payable into U.S. dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the debt securities and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Description of Warrants of JPMorgan Chase Financial Company LLC

General

In this “Description of Warrants of JPMorgan Chase Financial Company LLC” section, “we,” us” or “our” refer only to JPMorgan Chase Financial Company LLC and not to any of its affiliates, including JPMorgan Chase & Co., references to the “Guarantor” refer only to JPMorgan Chase & Co. and not to any of its subsidiaries or affiliates, and all references to “warrants” refer only to warrants issued by JPMorgan Chase Financial Company LLC and not to any warrants issued by JPMorgan Chase & Co.

The warrants are options that are securities within the meaning of Section 2(a)(17) of the Securities Act of 1933, as amended.

The following description of the terms of the warrants contains certain general terms that may apply to the warrants. The specific terms of any warrants will be described in one or more prospectus supplements relating to those warrants.

The warrants will be issued under a Warrant Indenture among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Warrants of JPMorgan Chase Financial Company LLC,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the warrants and guarantees issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement.

These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the warrants issued under it. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The warrants will be our unsecured contractual obligations, the payment on which is fully and unconditionally guaranteed by the Guarantor, and will have the same rank in liquidation as all of our other unsecured contractual obligations and all our other unsecured and unsubordinated debt.

The warrants entitle the holders thereof to receive from us, upon exercise (including automatic or deemed exercise), an amount in cash, if any, determined by reference to one or more securities, currencies, currency units, composite currencies or one or more baskets, indices or other combinations of any of the foregoing, provided that any warrants based, in whole or in part, on one or more currencies, currency units or composite currencies will be listed on a national securities exchange.

We intend to issue warrants only to the extent permitted under Rule 3a-5 of the Investment Company Act of 1940, as amended, or pursuant to another available exemption from registration as an “investment company” under the Investment Company Act of 1940, as amended.

The Indenture does not limit the aggregate number of warrants that may be issued under it. The Indenture provides that warrants may be issued up to the number authorized by us from time to time. (Section 2.03) We have authorized the issuance of securities under the registration statement to which this prospectus relates, including warrants, with an aggregate initial public offering price not to exceed $20 billion, to be issued on or after February 9, 2016. As of the date of this prospectus, we have not issued any warrants or any other securities under the registration statement to which this prospectus relates.

The Indenture allows us to reopen a previous issue of a series of warrants and issue additional warrants of that issue. We have no obligation to take your interests into account when deciding whether to issue additional warrants. In addition, we are under no obligation to reopen any series of warrants or to issue any additional warrants.

The Guarantor is a holding company and conducts substantially all of its operations through subsidiaries. As a result, claims of the holders of the warrants against the Guarantor under the guarantee will generally have a junior position to claims of creditors of the Guarantor’s subsidiaries, except to the extent that the Guarantor may be recognized, and receives payment, as a creditor of those subsidiaries. Claims of the Guarantor’s subsidiaries’ creditors other than the Guarantor include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities loaned or sold under repurchase agreements, commercial paper and other borrowed funds.

We may issue warrants from time to time in one or more series. (Section 2.03) The warrants may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03) We may also issue warrants, from time to time, with the amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, indices or basket of indices, provided that any warrants that are based, in whole or in part, on one or more currency exchange rates will be listed on a national securities exchange.

The prospectus supplement relating to a particular series of warrants being offered will specify the particular terms of, and other information relating to, those warrants.

Holders may present warrants for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the warrants and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the warrants upon any event (including a change in control of us or the Guarantor) that might have an adverse effect on our or the Guarantor’s credit quality.

Events of Default and Waivers

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to any warrant of any series issued under the Indenture is defined in the Indenture as:

•	default in the payment of any amount payable on that warrant when due (but not such a default in respect of any other warrant of the same series or any other series), either upon exercise, upon redemption or otherwise;

•	failure by us for 90 days to perform any other covenants or warranties applicable to us contained in the Indenture applicable to that series after written notice has been given by the trustee to us and the Guarantor or given by holders of at least 25% in aggregate number of the outstanding warrants of all series affected thereby to us, the Guarantor and the trustee;

•	certain events of our bankruptcy, insolvency, receivership, winding up or liquidation, whether voluntary or involuntary;

•	the guarantee ceases to be in full force and effect, other than in accordance with the Indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no Event of Default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in receivership, or the commencement of or certain other events of the Guarantor’s bankruptcy, insolvency, resolution, receivership, winding up or liquidation;

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

However, a failure by the Issuer to perform any obligation or otherwise observe any covenant in any warrant or in the Indenture insofar as it applies to any warrant will not constitute a default unless all conditions precedent to the obligations of the Issuer to be satisfied by the holder of that warrant have been satisfied. (Section 5.01)

Neither the trustee nor any holder is entitled, whether by reason of a default or otherwise, to demand or accelerate any payment on a warrant before the payment is otherwise due in accordance with the terms of that warrant. (Section 5.02)

Subject to certain conditions, past defaults may be waived by the holders of a majority in number of the outstanding warrants of the series affected. (Section 5.10)

Events of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor will not constitute an Event of Default with respect to any series of warrants. In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an Event of Default with respect to any series of warrants. Therefore, the trustee is not authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of events of bankruptcy, resolution, receivership, insolvency, winding up or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to us). Instead, even if an event of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor has occurred, the trustee and the holders of warrants of a series will not be entitled to institute any action or proceeding against us or the Guarantor unless there is an Event of Default with respect to that series as described above, such as our bankruptcy, insolvency, receivership, winding up or liquidation or a payment default by us or the Guarantor on the relevant warrants. The value you receive on any series of warrants may be significantly less than what you would have otherwise received had our warrants authorized the trustee to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.

An Event of Default with respect to one series of warrants does not necessarily constitute an Event of Default with respect to any other series of warrants. The Indenture requires the trustee to provide notice of default with respect to the warrants within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the warrants of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the warrants of the applicable series to do so. The trustee may not withhold notice of a default in the payment of any money due, under such warrants. (Section 5.11)

The Indenture provides that the holders of a majority in number of outstanding warrants of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of warrants unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any warrant of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate number of the warrants of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate number of the warrants of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a warrant to receive payment of the money due on that warrant on or after its payment date, to exercise that warrant in accordance with its terms, or to institute suit for the enforcement of any such payment and such right to exercise, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us and the Guarantor to file annually with the trustee a written statement as to whether or not we or the Guarantor, as the case may be, have knowledge of a default. (Section 3.05)

Discharge

The Indenture will cease to be of further effect with respect to warrants of any series and the guarantee as it relates to warrants of that series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen warrants, rights of holders to receive amounts payable under the warrants on the due date thereof, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we or the Guarantor have paid the amounts payable under the warrants of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all warrants of such series; or

•	the warrants of such series not delivered to the trustee or the applicable paying agent for cancellation have been exercised, or will be automatically exercised within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay amounts due with respect to such warrants on or after the date of such deposit, including upon expiration, exercise or redemption of all such warrants, including all amounts on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our or the Guarantor’s demand, accompanied by an officers’ certificate of ours or the Guarantor’s, and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Modification of the Indenture

The Indenture contains provisions permitting us, the Guarantor and the trustee to modify the Indenture or the rights of the holders of warrants with the consent of the holders of not less than a majority in number of each outstanding series of warrants affected by the modification. Each holder of an affected warrant must consent to a modification that would:

•	extend the final expiration date of any warrant;

•	reduce or extend the time of payment of any money due under any warrant;

•	change the currency or currency unit of payment of any warrant or certain provisions of the Indenture applicable to warrants in foreign currencies;

•	change the method in which amounts of payments are determined on any warrant;

•	reduce any amount payable upon exercise or redemption of any warrant;

•	impair the right of a holder to institute suit for the payment of a warrant, the right of a holder to exercise a warrant in accordance with its terms or, if the warrants provide, any right of repurchase at the option of the holder of a warrant;

•	reduce the percentage of warrants of any series, the consent of the holders of which is required for any modification; or

•	make any change in the guarantee that would adversely affect the holders of the warrants of such series or release the Guarantor from the guarantee other than pursuant to the terms of the Indenture. (Section 8.02)

The Indenture also permits us, the Guarantor and the trustee to amend the Indenture in certain circumstances without the consent of the holders of warrants to evidence our or the Guarantor’s merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our warrants that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the warrants and for certain other purposes. (Section 8.01)

Consolidations, Mergers, Sales and Transfers of Assets

Neither we nor the Guarantor may merge or consolidate with any other entity or sell, convey or transfer all or substantially all of their respective assets to any other entity, unless:

•	with respect to us:

•	either we are the continuing entity in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation (including an affiliate of the Guarantor) or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the warrants and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer, and

•	with respect to the Guarantor:

•	either the Guarantor is the continuing entity in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation that expressly assumes the full and unconditional guarantee of the full and punctual payment of the principal of, any interest on, or any other amounts due under the warrants and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon the Guarantor, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer. (Sections 9.01 and 9.02)

Any transfer of material assets of the Guarantor to any other entity that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law will be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

There are no covenants or other provisions in the Indenture that would afford holders of warrants additional protection in the event of a recapitalization transaction involving us or the Guarantor, a change of control of us or the Guarantor or a highly leveraged transaction involving us or the Guarantor. The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or the Guarantor or a sale or conveyance of all or substantially all of our or the Guarantor’s assets. However, we may provide specific protections, such as a put right for particular warrants, which we would describe in the applicable prospectus supplement.

JPMorgan Chase & Co. Guarantee

The Guarantor will fully and unconditionally guarantee the full and punctual payment of amounts payable under the warrants when the same becomes due and payable, whether at expiration, upon exercise, redemption or repurchase at the option of the holders of the applicable warrants. If for any reason we do not make any required payment in respect of our warrants when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the Indenture. The guarantee is of payment and not of collection. (Section 14.01)

The Guarantor’s obligations under the guarantee are unconditional and absolute. However, (1) the Guarantor will not be liable for any amount of payment that we are excused from making or any amount in excess of the amount actually due and owing by us, and (2) any defense or counterclaims available to us (except those resulting solely from, or on account of, our insolvency or our status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Guarantor to the same extent as these defense or counterclaims are available to us, whether or not asserted by us. (Section 14.02)

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

We, the Guarantor and certain of their affiliates have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch. The Bank of New York Mellon and, for warrants settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, authenticating agents, registrars and transfer agents for warrants issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for the warrants issued under our Indenture, to which JPMorgan Chase & Co. acts as a guarantor, the debt securities issued under our indenture for debt securities, to which JPMorgan Chase & Co. acts as a guarantor, and the debt securities issued under JPMorgan Chase & Co.’s indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Replacement of Warrants

At the expense of the holder, we may, in our discretion, replace any warrant that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen. The mutilated warrant must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the warrant must be delivered to us, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the Guarantor, the paying agent, the registrar and the trustee may be required before a replacement warrant will be issued. (Section 2.09)

Governing Law and Judgments

The warrants and the Indenture, including the guarantee, will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.08) A judgment for money in an action based on warrants payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency in which a particular warrant is payable into U.S. dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the warrants and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Forms of Securities

Each debt security, warrant, unit and purchase contract will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both definitive securities and global securities will be issued only in registered form, where our or JPMorgan Financial’s obligation runs to the holder of the security named on the face of the security or, if a registry is kept, the registered owner of the note in the registry, and not in bearer form, where our or JPMorgan Financial’s obligation would run to the bearer of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Registered global securities name a depositary or its common depositary or nominee as the owner of the debt securities, warrants, units or purchase contracts represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Book-Entry System

General. Unless otherwise specified in the relevant prospectus supplement, the securities will be initially issued in the form of one or more fully registered global securities that will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A., Luxembourg (“Clearstream”) and will be registered in the name of such depositary or its common depositary or nominee. Under these circumstances, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the common depositaries or the nominees of the depositary or any successors of the depositary or those common depositaries or nominees.

The securities may be accepted for clearance by DTC, Euroclear and Clearstream. Unless otherwise specified in the relevant prospectus supplement, the initial distribution of the securities will be cleared through DTC only. Under these circumstances, beneficial interests in the registered global securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream.

The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its common depositary or nominee, is the registered owner of a registered global security, that depositary or its common depositary or nominee, as the case may be, will be considered the sole owner and holder of the securities represented by the registered global security for all purposes under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable. We and JPMorgan Financial understand that under existing industry practices, if we or JPMorgan Financial request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

The Clearing Systems. DTC, Euroclear and Clearstream, as applicable, have advised us and JPMorgan Financial as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for securities deposited with it by its participants. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We and JPMorgan Chase make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus.

Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.

Clearstream is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream is owned by Deutsche Börse AG, a publicly traded company. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream is an indirect participant in DTC. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear. Distributions with respect to securities held beneficially through Clearstream are credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Payments on Registered Global Securities. Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants, units or purchase contracts, represented by a registered global security registered in the name of a depositary or its common depositary or nominee will be made to the depositary or its common depositary or nominee, as the case may be, as the registered owner of the registered global security. None of us, JPMorgan Financial, the trustees, the warrant agents, the unit agents or any of our or JPMorgan Financial’s other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We and JPMorgan Financial expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We and JPMorgan Financial also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

Global Clearance and Settlement Procedures. You will be required to make your initial payment for the securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System, or any successor thereto. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Investors should be aware that they will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Issuance of Definitive Securities. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be either a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial authority as defined in Section 3(a)(52) of the Securities Exchange Act of 1934, including, without limitation, Clearstream and Euroclear, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us or JPMorgan Financial, as the case may be, within 90 days, we or JPMorgan Financial, as applicable, will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the Indenture permits us and JPMorgan Financial, as the case may be, at any time and in our or JPMorgan Financial’s sole discretion to decide not to have any of the securities issued under it represented by one or more registered global securities. However, The Depository Trust Company, New York, New York has advised us and JPMorgan Financial that, under its current practices, it would notify its participants of our or JPMorgan Financial’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We or JPMorgan Financial, as the case may be, will issue securities in definitive form in exchange for the registered global security or all the securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, unit agent or other relevant agent of ours, JPMorgan Financial’s or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Form of Securities Included in Units

The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

Plan of Distribution (Conflicts of Interest)

We may sell our debt securities, warrants, units or purchase contracts and JPMorgan Financial may sell its debt securities or warrants fully and unconditionally guaranteed by us:

•	through agents;

•	through underwriters;

•	through dealers; and

•	directly to purchasers, any of whom may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

If we or JPMorgan Financial offer and sell securities through an agent, that agent will be named, and any commissions payable to that agent by us or JPMorgan Financial, as applicable, will be set forth in the prospectus supplement. Any agent will be acting on a best efforts basis. An agent may be deemed to be an underwriter under the federal securities laws.

If underwriters are used in the sale of the securities, we or JPMorgan Financial, as applicable, will sign an underwriting agreement with them. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the securities if any are purchased. Underwriters will buy the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement. The underwriters named in the prospectus supplement will be the only underwriters for the securities offered by that prospectus supplement.

If a dealer is utilized in the sale of securities, we or JPMorgan Financial, as applicable, will sell those securities to the dealer, as principal or as agent for its customers. The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. A dealer may be deemed to be an underwriter of those securities under the federal securities laws. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

Our and JPMorgan Financial’s net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent — in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering.

As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We and JPMorgan Financial may agree to indemnify agents, underwriters or dealers against certain liabilities, including liabilities under the securities laws, or to contribute to payments that agents, underwriters or dealers may be required to make. Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us or JPMorgan Financial in the ordinary course of business.

We and JPMorgan Financial may directly solicit offers to purchase securities, and we or JPMorgan Financial may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the securities laws. The terms of any such sales will be described in the prospectus supplement.

We or JPMorgan Financial may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales. We or JPMorgan Financial may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We or JPMorgan Financial may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or JPMorgan Financial default in the performance of our or JPMorgan Financial’s obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

We or JPMorgan Financial may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our or JPMorgan Financial’s securities or in connection with a simultaneous offering of other securities offered by this prospectus.

If so indicated in the applicable prospectus supplement, one or more firms, including J.P. Morgan Securities LLC, which we refer to as “remarketing firms,” may also offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms may act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repurchase pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or JPMorgan Financial and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us or JPMorgan Financial to indemnification by us or JPMorgan Financial against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us and JPMorgan Financial in the ordinary course of business.

We and/or JPMorgan Financial may authorize agents, underwriters and dealers to solicit offers by certain institutions to purchase the securities from us or JPMorgan Financial at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future and on terms described in the prospectus supplement. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but will in all cases be institutions that we or JPMorgan Financial have approved.

These contracts will be subject only to the conditions that:

•	the underwriters purchase the securities at the time of the contract; and

•	the purchase is not prohibited under the laws of any jurisdiction in the United States to which the purchase is subject.

We or JPMorgan Financial will pay a commission, as indicated in the prospectus supplement, to agents and dealers soliciting purchases of securities pursuant to delayed delivery contracts that we or JPMorgan Financial have accepted.

This prospectus and related prospectus supplement may be used by direct or indirect wholly owned subsidiaries of ours, including J.P. Morgan Securities LLC, in connection with offers and sales related to secondary market transactions in the securities. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Following the initial distribution of any of the securities, our affiliates may offer and sell these securities in the course of their business as broker dealers. Our affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Conflicts of Interest

J.P. Morgan Securities LLC has a "conflict of interest" within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates because we own, directly or indirectly, all of the outstanding equity securities of J.P. Morgan Securities LLC, because J.P. Morgan Securities LLC and JPMorgan Financial are under common control by us and because the net proceeds received from the sale of the securities will be used, in part, by J.P. Morgan Securities LLC or its affiliates in connection with hedging our or JPMorgan Financial’s obligations under the securities. The offer and sale of the securities by J.P. Morgan Securities LLC will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. In accordance with FINRA Rule 5121, neither J.P. Morgan Securities LLC nor any other affiliated underwriter, agent or dealer of ours or JPMorgan Financial’s may sell the securities to any of its discretionary accounts without the specific written approval of the customer.

Independent Registered Public Accounting Firm

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

The validity of the securities will be passed upon for JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC by Simpson Thacher & Bartlett LLP. The validity of certain of the securities will be passed upon for JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC by Davis Polk & Wardwell LLP, as special products counsel, or by Sidley Austin LLP, as counsel. Davis Polk & Wardwell LLP will also pass upon certain legal matters relating to the securities for the agents. Each of Simpson Thacher & Bartlett LLP, Davis Polk & Wardwell LLP and Sidley Austin LLP has in the past represented JPMorgan Chase & Co. and its affiliates and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, referred to herein as “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates (including JPMorgan Financial), may be Parties in Interest with respect to many Plans. Where we (or our affiliate, including JPMorgan Financial) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

In this regard, certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan or a Plan Asset Entity and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or a Plan Asset Entity or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In this regard, certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding will not result in a violation of any applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or applicable Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates (including JPMorgan Financial) to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we or JPMorgan Financial has under or with respect to the securities;

(ii)	we and our affiliates (including JPMorgan Financial) have acted and will act solely for our own accounts in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our or JPMorgan Financial’s obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates (including JPMorgan Financial) are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our and JPMorgan Financial’s interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates (including JPMorgan Financial) is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates (including JPMorgan Financial) may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates (including JPMorgan Financial) or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement